PRESS RELEASE

FOR IMMEDIATE RELEASE

ProLung Advises Shareholders to Disregard Former CEO’s Steven Eror’s Recent Illegal Press Release

Board In Fact Leads Substantially in the Vote Tally

ProLung Urges Shareholders to Continue to Sign and Submit the GOLD Card

Salt Lake City, UT, October 1, 2018 – The board of directors (the “Board”) of ProLung, Inc. (“ProLung” or the “Company”) today issued the following statement in response to a press release issued by Steven Eror, former CEO of ProLung, in which he claims he “expects” to deliver the requisite number of consents “next week”:

Friday night’s press release issued by Mr. Eror was both incorrect and illegal. It has given the Board no choice but to disclose the actual current vote tally. Based on the current preliminary vote tally of the Company and its proxy solicitor, Mr. Eror’s group is actually far from receiving consents from more than 50% of the shareholders. In fact, currently the Board is substantially ahead of the dissident group in the vote tally. The Board estimates to currently have support from around 60% of the voting shareholders. ProLung suspects Mr. Eror’s press release is a desperate attempt to salvage his failing consent solicitation. Mr. Eror is trying to deceive and induce shareholders to jump on his purported “winner’s” bandwagon when, in fact, he is very much behind in the vote tally. He may also be trying to derail constructive discussions between the Board and certain reasonable and rational director candidates of Mr. Eror’s group.

This is not a new tactic for Mr. Eror. On August 30, 2018, Mr. Eror already claimed in emails to shareholders that “[i]n a few days we are likely to have a majority.” His statements a month ago were obviously wrong, as is his statement from Friday night that he “expects” to deliver the requisite number of consents “next week.” Moreover, these statements are blatantly illegal. They violate one of the most sacred rules of the Federal securities laws and Delaware law on director elections, which strictly prohibit the announcement of early vote tallies to create a “bandwagon effect.” ProLung has referred Mr. Eror to the Securities and Exchange Commission (SEC) and will add his outrageous misconduct to ProLung’s pending lawsuit in Federal court against Mr. Eror.

ProLung recognizes that both sides are deeply divided. The Board has been working towards a possible solution with reasonable and rational director candidates of the dissident group to end this situation in an amicable fashion. The untimely issuance of Mr. Eror’s press release – apparently issued without consent of these fellow group members – does nothing more than disrupt the progress that has been made toward an amicable solution. The Company’s intention has always been to appoint Board members with the necessary MedTech, financial and administrative expertise to help guide the Company forward in the best interest of all shareholders. In the Board’s opinion, a few members of the dissident slate may meet some of those qualifications and would make excellent director candidates. The Board is looking forward to continued discussions with reasonable and rational members of the dissident group to arrive at a solution that is in the best interest of ALL shareholders.

Adding directors with the requisite MedTech experience remains paramount, however. As ProLung recently announced on September 19, 2018, two exceptional director candidates, Rob Farnsworth and David Nielson, with extensive MedTech expertise have joined the Company as Board Advisors and will join the Board as soon as this proxy battle can be resolved. Messrs. Farnsworth and Nielson agree that our previously disclosed Seven-Point Strategy for Success (see Appendix) is the most promising path forward to create maximum shareholder value for ALL shareholders.

PLEASE CONTINUE TO SIGN AND SUBMIT THE GOLD CONSENT REVOCATION CARD

Regardless of how many shares you own, your consent revocation is very important. Please sign, date and mail the GOLD Consent Revocation card you have received, or submit your GOLD Consent Revocation Card shares via facsimile (in which case, please be sure to fax both sides of the GOLD Consent Revocation Card). By returning your GOLD consent revocation card, you will support our highly qualified directors: Michael Garff, Mark V. Anderson, Robert W. Raybould, J. Scott Nixon and Jared Bauer. WE STRONGLY RECOMMEND THAT YOU REJECT EACH OF THE EROR GROUP’S PROPOSED CONSENT ACTIONS. In particular, your Board recommends that you do NOT sign or return any WHITE consent card that has been or may be sent to you by or on behalf of Mr. Eror.

Even if you have sent a WHITE consent card to the Eror Group, you have every legal right to change your vote at any time until the end of the consent solicitation. You may revoke that consent, and revoke your consent as recommended by your board by signing, dating and mailing the GOLD Consent Revocation Card you have received, or by using the Internet Consent Voting facility created for your convenience, or by using the Interactive Voice Response (IVR) telephone consent voting toll-free number detailed on your GOLD Consent Revocation card.

If you have any questions on the consent revocation, or need a copy of your GOLD Consent Revocation Card, please contact:

Laurel Hill Advisory Group

575 Jericho Turnpike, Suite 101

Jericho, New York 11753

Banks and Brokers Call (516) 933-3100

All Others Call Toll-Free (888) 742-1305

Email: info@laurelhill.com

Thank you for your continued support.

Sincerely yours,

THE BOARD OF DIRECTORS OF PROLUNG, INC.

Michael Garff, Mark V. Anderson, Robert W. Raybould, J. Scott Nixon, and Jared Bauer

If you have any comments or questions, please contact Mr. Andy Robertson, our Vice President of Business Development, at 801-503-9231 or acr@prolunginc.com.

Media Contact:

Phil Denning – ICR, Inc.

Phil.Denning@ICRinc.com

(646) 277 – 1258

About ProLung, Inc.

The mission of ProLung, Inc. (“ProLung” or the “Company”) is to make a difference in time for lung cancer patients. ProLung is the world leader in innovative predictive analytics technology and non-invasive tests for the risk stratification of lung cancer. The Company develops, tests, and commercializes solutions which may shorten the time to diagnosis and expand the therapeutic window for lung cancer patients. ProLung’s predictive analytics platform for lung cancer risk stratification is approved for sale in the European Economic Area and investigational use in the USA.

Important Additional Information

ProLung, its directors and certain of its officers are participants in the solicitation of consent revocations from ProLung’s stockholders in connection with the consent solicitation conducted by Mr. Steven C. Eror and certain other persons acting in concert therewith (the “Consent Solicitation”). On August 27, 2017, Company filed a definitive consent revocation statement and GOLD consent revocation card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of consent revocations from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH CONSENT REVOCATION STATEMENT, ACCOMPANYING GOLD CONSENT REVOCATION CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Our definitive consent revocation statementcontains information regarding the direct and indirect interest, by securities holdings or otherwise, of the Company’s directors and executive officers in the Company's securities. In the event that the holdings of the Company's securities change from the amounts provided in our definitive consent revocation statement, such changes will be set forth in SEC filings on Forms 3, 4 and 5, which can be found through the Company’s website at www.prolunginc.com in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Stockholders will be able to obtain any consent revocation statement, any amendments or supplements to our consent revocation statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.prolunginc.com in the section “Investor Relations.”

Forward-Looking Statements

This release may contain forward-looking statements regarding projected business performance, operating results, financial condition and other aspects of the Company, expressed by such language as “expected,” “anticipated,” “projected” and “forecasted.” Please be advised that such statements are estimates only and there is no assurance that the results stated or implied by forward-looking statements will actually be realized by the Company. Forward-looking statements may be based on management assumptions that prove to be wrong. The Company and its business are subject to substantial risks and potential events beyond its control that would cause material differences between predicted results and actual results, including the Company incurring operating losses and experiencing unexpected material adverse events.

APPENDIX

Seven-Point Strategy for Success

Originally Released in ProLung’s September 13, 2018 Press Release to Shareholders

1.	Full Transparency. The ProLung team is committed to full transparency. This includes celebrating successes together with its investors as well as addressing setbacks in a timely manner. Starting today, the Company will also renew its regular updates via email, and will meet with shareholders as often as possible for a public company.

2.	Focus on the Core Team. The Company looks forward to re-organizing and re-deploying its internal talent to focus on regulatory affairs, science and technology, with the driving goal of supporting ProLung’s FDA De Novo submission. This requires ensuring that the right people with the right skills are in the right positions to navigate the ProLung Test along the path toward FDA approval and marketplace penetration.

3.	Technology Focus on ProLung Test Performance. Technological performance will ultimately determine ProLung’s success. Therefore, technological progress dictates ProLung’s future. Improving our internal technology processes requires collaborating with the right experts, including statisticians to optimize our predictive algorithm, FDA experts to fine-tune our De Novo submission, regulatory and quality experts to ensure that we are compliant with regulations, and engineers that can characterize the ProLung System and patient database as well as address end of life and patient data privacy regulations.

4.	Leveraging our Clinical Partnerships. The Company will regularly engage with key Primary Investigators (lead researchers for clinical trials) to determine the publication strategy for our pivotal validation study (PL-208), commercial strategies, and next steps on an ongoing basis. Our current partners include MD Anderson in Houston, Medical University of South Carolina in Charleston, Henry Ford Hospital in Detroit, and Loyola in Chicago. Where applicable, we will engage with additional medical experts.

5.	Cultivate our Strategic Partnerships. The Company intends to both nurture its strategic relationships as well as identify additional potential partners. Our goals include: (1) a potential strategic partner exit, (2) utilizing existing go-to-market teams that will deliver more rapid and less costly revenue, and (3) licensing our product to improve the performance of the ProLung Test, or to increase the size of the lung cancer product offering.

6.	Gain Reimbursement for ProLung Test. As reimbursement drives doctors’ purchasing behavior in the United States, the Company intends to leverage its growing base of evidence for codes. We must invest in this process now, as it requires published evidence of our clinical validation study, as well as the product efficacy in the marketplace, in order to support an explosive go-to-market strategy and generate revenue.

7.	Maximize and protect our financial capital. Our goal is to ensure that our capital spending, and shareholders’ investment, is cost-effective and provides the Company with maximum flexibility. We will better allocate our remaining capital by focusing on our essential business objectives rather than the residual structure left by the former CEO. This will likely include fundraising, so ProLung will have time and resources to make the best possible choices for the product and the flexibility to return the highest possible value to shareholders.